Exhibit 99.1

3PEA International Announces the Appointment of Dan Henry, Former CEO of Netspend Corporation, as a Non-Executive Independent Director

HENDERSON, Nev.--(BUSINESS WIRE)-- 3PEA International, Inc. (OTCQB:TPNL), a vertically integrated provider of innovative prepaid card programs and processing services for corporate, consumer and government applications, is pleased to announce the appointment of Dan Henry, former CEO of Netspend, a leading provider of prepaid debit cards and commercial prepaid card solutions, to the role of non-executive independent director. This appointment increases Board membership to seven, giving 3PEA a majority of independent directors on its Board.

“We are extremely excited to welcome Dan to our Board at this important juncture in our corporate evolution. We look forward to Dan’s input and guidance and anticipate that 3PEA will benefit greatly from his contributions,” said Mark Newcomer, Chief Executive Officer, 3PEA International. “Dan’s accomplishments in the payment industry are second to none, and his experience as an entrepreneur and CEO will bring invaluable insight and guidance to both our Board and executive management team.”

“I am pleased to join Mark and his team at 3PEA. They have great technology and some very exciting growth prospects,” said Dan Henry. “I look forward to working with other Board members and management to assist 3PEA in realizing their long term potential.”

About Dan Henry:

Dan joined Netspend in January 2008 as Chief Executive Officer with a focus on shaping the Company’s vision strategy and organizational structure. During his tenure, Netspend’s cardholder accounts grew from 700,000 to more than 2.35 million. Under Dan’s leadership, Netspend’s annual revenues grew from $129 million in 2007 to $351 million in 2012. In 2010, Dan led the company through its initial public offering, and in July 2013 completed an all cash sale of the company to TSYS Corporation valued at $1.4 billion USD. Prior to Netspend, Dan co-founded Euronet Worldwide, a leader in secure electronic financial transaction processing. Dan served as President and Chief Operations Officer at Euronet until the end of 2006, and remained on its Board until 2008. At Euronet, Dan was instrumental in the development of its European business. When Dan stepped down from his executive role, Euronet had annual revenues in excess of $600 million and operated in 23 countries, with more than 1,100 employees. A highly regarded leader in the financial tech space, Dan has testified as an expert for a Senate subcommittee hearing on prepaid card products.

Dan has been quoted in numerous publications including the Wall Street Journal, New York Times, Associated Press, Financial Times, Bloomberg, Forbes.com, American Banker, PaymentsSource, and others. Dan serves on the Boards of The Brinks Company, RxSavings Solutions, Balance Innovations and Align Income Share Funding. Mr. Henry received a B.S. in Business Administration with majors in Finance, Economics and Real Estate from University of Missouri, Columbia in 1988.

About 3PEA International

3PEA International (OTCQB:TPNL) is an experienced and trusted prepaid debit card payment solutions provider as well as an integrated payment processor that has managed millions of prepaid debit cards in its portfolio. Through its PaySign brand, 3PEA conceptualizes, develops and manages payment solutions, prepaid card programs, and customized payment services. 3PEA’s corporate incentive prepaid cards are changing the way corporations reward, motivate, and engage their current and potential customers, employees, and agents. 3PEA’s customizable prepaid solutions offer significant cost savings while improving brand recognition and customer loyalty. 3PEA’s customers include healthcare companies, major pharmaceutical companies, large multinationals, prestigious universities, and social media companies. PaySign is a registered trademark of 3PEA Technologies, Inc. in the United States and other countries. For more information visit us at www.3pea.com or follow us on LinkedIn, Twitter and Facebook.

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Forward-Looking Statements

Certain statements in this news release may contain forward-looking information within the meaning of Rule 175 under the Securities Act of 1933 and Rule 3b-6 under the Securities Exchange Act of 1934, and are subject to the safe harbor created by those rules. All statements, other than statements of fact, included in this release, including, without limitation, statements regarding potential future plans and objectives of the companies, are forward-looking statements that involve risks and uncertainties. There is no assurance that such statements will prove to be accurate, and actual results and future events could differ materially. 3PEA undertakes no obligation to publicly update or revise any statements in this release, whether as a result of new information, future events, or otherwise.

Contacts

3PEA International, Inc.
Brian Polan, 1-702-749-7234
Chief Financial Officer
bpolan@3pea.com
www.3pea.com

Source: 3PEA International, Inc.

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